Exhibit 10.1(a)


                             SECURED PROMISSORY NOTE


$__________                                              Dated as of ___________


     FOR VALUE RECEIVED, Pro Tech Communications, Inc., a Florida corporation ("Maker"), promises to pay to the order of _____________ ("Holder"), at ___________________ or at such other place as Holder may from time to time designate in writing, the principal sum of ___________________________ ($___________), to be paid in lawful money of the United States of America. The unpaid principal balance on this Note shall bear interest at a rate of fifteen percent (15%) per annum. All interest charges shall be calculated on the basis of a 365-day year. Maker shall make payment in full of both principal and interest due to Holder no later than _____________________.

     Maker may make prepayments on the principal of this Note without penalty. In the event of default in any payment, Maker shall pay all costs and expenses of collection, including reasonable attorneys' fees.

     Maker hereby waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, all without in any way affecting the liability of Maker. The right to plead any and all statutes of limitations as a defense to any demand on this Note or to any agreement to pay the same is expressly waived to the extent permitted by applicable law.

     This Note is secured by a security interest granted to Holder pursuant to the Security Agreement dated at or about the date of this Note delivered by Maker to Holder.

     IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date first above written.


PRO TECH COMMUNICATIONS, INC.


By:
    ------------------------------                ------------------------------
      Michael J. Parrella                         Witness
      Director